                                 EXHIBIT 10.17


                                      TO


                              ICOS CORPORATION'S


                                   FORM 10-K


                              FOR THE YEAR ENDED


                               DECEMBER 31, 1996



     "[    *    ]" = omitted, confidential material, which material has been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                   AMENDMENT
                                      TO
                            COLLABORATION AGREEMENT
                          BETWEEN GLAXO GROUP LIMITED
                     GLAXO WELLCOME INC. (f/k/a GLAXO INC)
                                      AND
                               ICOS CORPORATION

                             DATED OCTOBER 3, 1991


     This Amendment to the October 3, 1991 Collaboration Agreement is entered into as of this 24th day of January 1997 by and among:

     Glaxo Group Limited, a company incorporated under the laws of England and wholly owned (directly and indirectly) subsidiary of Glaxo Wellcome p.l.c., having offices at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex UB6 0NN, England (hereinafter "Glaxo"),

     Glaxo Wellcome Inc., a North Carolina corporation, successor in interest to Glaxo Inc. and wholly owned subsidiary of Glaxo Wellcome p.l.c., having offices at Five Moore Drive, Research Triangle Park, North Carolina 27709 (hereinafter "Glaxo-US"), and

     ICOS Corporation, a Delaware corporation, having its principal office at 22021 20th Avenue S.E., Bothell, Washington 98201 (hereinafter "ICOS").

     Whereas, Glaxo and Glaxo-US desire to amend the Collaboration Agreement;

     Whereas, ICOS is willing to amend the Collaboration Agreement as set forth herein;

     Now, Therefore, in consideration of the mutual promises set forth below, and other good and valuable consideration the receipt and sufficiency of which Glaxo, Glaxo-US and ICOS (the "Parties") hereby acknowledge, the Parties, intending to be legally bound, agree as follows in accordance with Article 17.7 of the Collaboration Agreement:

     1. Unless otherwise defined in this Amendment, the capitalised terms used in this Amendment shall have the same meanings as given to them in the Collaboration Agreement.

     2. Except as expressly provided in this Amendment, Glaxo, Glaxo-US and their Affiliates hereby transfer and assign to ICOS any and all right, title and interest in and to:

          (a)  The compounds known as [   *   ] and any and all Information
               and Inventions relating thereto arising from the Collaboration
               Agreement prior to the date of this Amendment [   *   ];

          (b) The compounds specified on Appendix B hereto, and any and all Information and Inventions relating to the said compounds arising from the Collaboration Agreement prior to the date of this
               Amendment [   *   ]; and

          (c) The patents and patent applications relating to, but not restricted to, the compounds in (a) and (b) above and specified in Appendix A hereto and any continuations, continuations-in-part, divisions, registrations, confirmations, reissues or extensions of any of the same (the "Assigned Patent Rights").

     3.   Glaxo hereby grants to ICOS:

          (a)  An exclusive, irrevocable, world-wide license, with the right to
               sub-license, to make, use, and sell under the [   *  ];

          (b)  An exclusive, world-wide license, with the right to sub-license,
               to make, use and sell under the [   *   ] the compounds listed on
               Appendix B or claimed in the [   *   ]; and

          (c)  A world-wide, irrevocable, non-exclusive license with the right
               to sub-license to make, use, and sell under the [   *   ] any
               compounds in the Field other than those compounds identified in Paragraphs 3(a) and (b) above.

          As used in this Amendment, the term [   *   ] means the International
          Patent Application Publication Number [   *   ] all divisions,
          continuations and continuations in part, all patents issuing on any of the foregoing and reissues, extensions and the like, and all foreign counterparts of any of the foregoing.


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      4.  To the extent that Glaxo, Glaxo-US or their Affiliates have not provided Information in respect of those compounds listed in Appendix C hereto ("Appendix C Information") at the date of this Amendment, Glaxo, Glaxo-US and their Affiliates shall use their reasonable efforts to provide to ICOS the Appendix C Information within [ * ] of the date of this Amendment or such other date as the Parties shall agree in writing.


      5. Glaxo, Glaxo-US and ICOS shall utilize their reasonable efforts to effect the complete transfer, assignment, delivery and receipt of the
          Assigned Patent Rights, the [   *   ] (including without limitation
          Information pertaining to biometabolism, toxicology, pharmacy, process development including analytical chemistry, and clinical pharmacology) from Glaxo, Glaxo-US and their Affiliates, including without
          limitation [   *   ], to ICOS within [   *   ] of the date of this
          Amendment (or where such time is not practicable such further time as is reasonably required) or such time as the Parties shall agree in writing. Glaxo shall transfer and deliver to ICOS copies of all patent application files and prosecution history files with respect to
          the Assigned Patent Rights within [   *   ] of the date of this
          Amendment (or where such time is not practicable, such further time as is reasonably required) or such time as the Parties shall agree in
          writing.  Upon [   *   ] after Glaxo completes the transfer and
          delivery of the foregoing patent application files and prosecution history files, ICOS shall assume full control of and responsibility for the prosecution and maintenance of the Assigned Patent Rights at
          its cost and expense.  The [   *   ], the [   *   ] and the foregoing
          patent application files and prosecution history files shall be delivered to ICOS headquarters in Bothell, Washington, or to such other location reasonably acceptable to Glaxo that ICOS shall designate.

      6.  (a)  Pursuant to the transfer and assignment of the [   *   ],
               Glaxo, Glaxo-US and their Affiliates shall transfer and deliver to ICOS their inventory of the compounds identified in Paragraph
               2(a) [   *   ] and all physical materials generated with respect
               to the [   *   ] under the Collaboration Agreement, including,
               but not limited to, intermediates in the [   *   ].  Glaxo,
               Glaxo-US and their Affiliates will use their reasonable efforts to deliver to ICOS


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

               the [ * ] and the physical materials aforesaid within [ * ] of the date of this Amendment.


          (b)  Pursuant to the transfer of the [   *   ], Glaxo, Glaxo-US and
               their Affiliates shall also transfer and deliver to ICOS (i)
               [   *   ] physical samples [   *   ] of the compounds listed on
               Appendix B that ICOS shall request upon executing this Amendment, and (ii) subject to samples of such compounds being in the possession of Glaxo, Glaxo-U.S. or their Affiliates in sufficient
               quantity at the time of the request, an additional [   *   ] of
               each of the compounds listed on Appendix B [   *   ].  Glaxo,
               Glaxo-US and their Affiliates will use their reasonable efforts
               to deliver the samples to ICOS within [   *   ] of the request by
               ICOS.

          (c) ICOS hereby agrees to save, defend and hold Glaxo, Glaxo-US and their Affiliates and their agents and employees harmless from and against any and all suits, claims, actions, demands, liabilities, expenses and/or loss, including reasonable legal expenses and attorneys' fees (collectively "Losses"), resulting directly or indirectly from the manufacture, use, handling, storage, sale or other disposition by ICOS, its Affiliates or sub-Licensees or other parties acting on behalf of ICOS, after the date of this Amendment, of samples of compounds actually delivered to ICOS under Paragraphs 6(a) and (b) above except to the extent where such Losses result from the negligence of Glaxo, Glaxo-US or their Affiliates.

      7.  Notwithstanding any other provision of this Amendment, [   *   ].

      8. Glaxo, Glaxo-US and their Affiliates shall hold in confidence and not disclose to any Third Party, except to the extent required by law, by any regulatory, legal or government body in connection with Paragraph 8 hereunder, or use for any purpose whatsoever, except as expressly provided in this Amendment, any and all Information, including without
          limitation the [   *   ], assigned to ICOS in accordance with this
          Amendment except that which is public knowledge or later becomes public knowledge through no act, other than an act carried out prior to the date of this Amendment in accordance with the terms of the


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

          Collaboration Agreement, on the part of Glaxo, Glaxo-US or their Affiliates. Notwithstanding any other provision of this Amendment, Glaxo, Glaxo-US and their Affiliates may retain copies of the Information and may use the Information in connection with any claim by Third Parties, employees or volunteers against Glaxo, Glaxo-US or their Affiliates concerning exposure to any compound included in the [ * ] or any compound listed on Appendix B hereto. To the extent that Glaxo, Glaxo-US or their Affiliates are not in possession of such Information, ICOS hereby undertakes to make such Information reasonably available upon written request of Glaxo, Glaxo-US or their Affiliates for the purpose of responding to any claims described in this Paragraph 8.

      9.  Other than Information [   *   ].

      10. ICOS shall hold in confidence and not disclose to any Third Party or use for any purpose whatsoever, except as expressly provided in this Amendment, the identity, structure and samples of any and all compounds (other than compounds assigned or transferred to ICOS under this Amendment) disclosed or provided by Glaxo, Glaxo-US or their Affiliates under the Collaboration Agreement except that which is public knowledge or later becomes public knowledge through no act on the part of ICOS or its Affiliates.

      11. Glaxo, Glaxo-US and their Affiliates will submit to ICOS manuscripts, including abstracts, of any of their work applicable to the Field
          during the Research Term at least [   *   ] prior to submission.  ICOS
          will not unreasonably withhold its consent to the publication by Glaxo, Glaxo-US and their Affiliates of such manuscripts.

          ICOS and its Affiliates will submit to Glaxo manuscripts, including abstracts, incorporating a reference to compounds (other than compounds assigned or transferred to ICOS under this Amendment) disclosed or provided to ICOS by Glaxo, Glaxo-US or their Affiliates
          under the Collaboration Agreement at least [   *   ] prior to
          submission. Glaxo will not unreasonably withhold its consent to the publication by ICOS and its Affiliates of such manuscripts.



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

          The Parties shall endeavor to include authors from each Party contributing to the work disclosed in any manuscripts and shall in any event expressly acknowledge the contribution of the other Party in any manuscript and submit manuscripts, including abstracts, that discloses the other Party's work applicable to the Field during the Research
          Term at least [   *   ] prior to submission for the purposes of
          allowing the other to comment on the manuscript.


      12. ICOS shall pay a royalty to Glaxo or its nominee of [   *   ].

      13. Except with the prior written consent of the other Party, no announcement or disclosure to any Third Party shall be made concerning
          the [   *   ] in connection therewith, including without limitation
          disclosure to any Third Party. It is expressly understood and agreed that the restrictions on disclosure under this Paragraph 13 will not apply to any announcement or disclosure required by law, regulation or corporate by-law, including without limitation any announcement or disclosure so required to be made to any shareholder of any of the Parties. It is, however, the Parties' intention that they will co-ordinate to such extent as may be reasonably possible with respect to the wording of any such announcements. Notwithstanding the forgoing, it is further expressly understood that each Party may disclose in
          confidence as reasonably necessary to any Third Party [   *   ]
          without obtaining the prior written consent of the other Party.

      14. ICOS hereby grants to Glaxo:

          [   *   ]

               for use in the prevention or treatment of any indication in which the primary medicinal effect of such compound is not due to [ * ]. The Parties agree that the option granted under this Paragraph 14(b) does not apply to and excludes the [ * ]. Glaxo has no right to, and ICOS no obligation to grant, the [ * ].

               The option granted hereunder will become exercisable on a
               compound-by-compound basis for a period of [   *   ] beginning


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

               when Glaxo or an Affiliate (including without limitation Glaxo-US) notifies ICOS in writing that it has commenced exploratory development (as defined below) in respect of that compound; provided that (i) ICOS shall be free to decline to grant such a license in respect of that compound if at the date the option is exercised ICOS or a Third Party licensed by ICOS
               has [   *   ] (ii) ICOS may request that Glaxo provide
               documentary evidence that reasonably demonstrates that the anticipated primary medicinal effect of the compound in the indication(s) which Glaxo intends to pursue is not due to
               [   *   ].  If Glaxo cannot reasonably demonstrate such fact,
               then ICOS may decline to grant the license.

               Upon granting of a license to Glaxo for a compound pursuant to this Paragraph 14(b), ICOS shall have no right to [ * ].

               For purposes of this Paragraph 14(b), the term [ * ] means the work required to [ * ].

        15.  Glaxo, Glaxo-US and their Affiliates shall:

             (a) provide, via identified individuals and to the extent that
                 Glaxo, Glaxo-US and their Affiliates are reasonably able to do so and for a period of 12 months from the date of this Amendment, such further advice as ICOS may reasonably request
                 to enable ICOS to make effective use of [   *   ]; and

             (b) when requested, sign, execute and deliver all deeds and documents, take all rightful oaths and do all formal acts which may be necessary (i) for securing, maintaining and defending the Assigned Patent Rights, (ii) for securing patent rights to Inventions assigned under this Amendment and maintaining and defending such secured patent rights, and (iii) for confirming or vesting title of any of the same in ICOS. Glaxo, Glaxo-US and their Affiliates shall exercise their best efforts to secure for ICOS similar co-operation under the same terms from the individual inventors of the Assigned Patent Rights and Inventions assigned under this Amendment. Glaxo, Glaxo-US and their Affiliates

* Confidential Treatment Requested

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

                 shall also give to ICOS all reasonable assistance to file and prosecute patent applications included within the Assigned Patent Rights and the assigned Inventions under Paragraph 2 where Glaxo, Glaxo-US or their Affiliates are the only parties which have the knowledge, documentation and other evidence to assist ICOS. All reasonable costs and expenses of Glaxo, Glaxo-U.S. and their Affiliates in carrying out their obligations under this Paragraph 15(b) shall be met by ICOS.

      16. ICOS shall have the right within its sole discretion to prepare, file, prosecute and maintain patents including without limitation the
          Assigned Patent Rights relating to [   *   ] provided that (i) ICOS
          shall allow Glaxo to make representations to ICOS concerning the filing of a patent application in respect any compound for which Glaxo has exercised its option under Paragraph 14(b) and for which ICOS has not at the date of the exercise already filed a patent application and
          (ii) ICOS shall not abandon any patents or patent applications in respect to any compound for which Glaxo has exercised its option under Paragraph 14(b) without first notifying Glaxo and allowing Glaxo an opportunity to take assignment of the relevant patent or patent application sufficiently in advance of any applicable deadline pertaining to the prosecution or maintenance of that relevant patent or patent application necessary to enable Glaxo to do all formal acts with respect thereto.


      17. Glaxo shall not abandon any part of the [   *   ] without first
          notifying ICOS and allowing ICOS an opportunity to take assignment of the relevant patent or patent application sufficiently in advance of any applicable deadline pertaining to the prosecution or maintenance of that relevant patent or patent application necessary to enable ICOS to do all formal acts with respect thereto. Glaxo shall not make any submission to a patent office that could materially affect the scope
          or validity of any claim in the [   *   ] to the extent that it
          relates to [   *   ] without ICOS's permission, which ICOS shall not
          unreasonably withhold. Glaxo shall consult with ICOS before making any submission to a patent office which could materially affect the
          scope or validity of the patent coverage of the [   *   ] to the
          extent that it relates to the subject matter of the licenses granted to ICOS under Paragraph 3.


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      18. Glaxo and Glaxo-US warrant that to the best of their knowledge and belief all patents and patent applications relating to Inventions made under the Collaboration Agreement at the date of this Amendment and owned or controlled by Glaxo, Glaxo-US or their Affiliates at the date of this Amendment are disclosed in Appendix A hereto.

      19. [   *   ] and the final sentence of [   *   ] of the Collaboration
          Agreement remain in full force and effect under this Amendment.
          [   *   ] of the Collaboration Agreement remains in full force and effect for all acts or omissions occurring on or before the date of this Amendment.

      20. Any notice under this Amendment shall be in writing, in English, and delivered in person or by telefacsimile with the original to follow on the same day by prepaid first class air mail with return receipt addressed to the sending party. Said notice shall be addressed to one individual as each Party shall designate as authorized to receive notices under this Amendment.

      21. Except as expressly set forth above, [   *   ] effective as of the
          date of this Amendment. This Amendment may be executed in counterparts.

      In Witness Thereof, the Parties have executed this Amendment, as of the day and year first above written.


GLAXO WELLCOME INC.                             GLAXO GROUP LIMITED

By:  /s/ Thomas N. Wheeler                      By:  /s/ J.M.T. Cochrane
   -----------------------                          --------------------
Name:  Robert M. Bell, Ph.D.                    Name:  J.M.T. Cochrane
     -----------------------                         -----------------
Title:  Vice President, Research                Title:  Director
      --------------------------                      ----------------
        Glaxo Wellcome Inc.
      --------------------------

ICOS CORPORATION

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By:  /s/ Gary Wilcox
   -------------------------
Name:  Gary Wilcox
     -----------------------
Title:  Executive Vice President,
      ----------------------------
         Operations
      ----------------------------

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                                  APPENDIX A


                                    [  *  ]




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                                  APPENDIX B


                                    [  *  ]




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                                  APPENDIX C


                                    [  *  ]




                      *  Confidential Treatment Requested